                                       FREE WRITING PROSPECTUS
                                       FILED PURSUANT TO RULE 433
                                       REGISTRATION STATEMENT NO.: 333-126218-04

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126218) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free (866) 500-5408.

The information set forth herein is preliminary and subject to change prior to the time of sale of any securities sold to you.

Any disclaimers or other notices that may appear in the text of, at the bottom of, or attached to, this communication (other than as contained in this paragraph) should be disregarded. Such disclaimers or other notices have been automatically generated as a result of this message being sent via Bloomberg or another system.

A3B: TRANCHE ANALYSIS

$75MM TRANCHE
      Assumed Price      100.54504         S+30

      $75MM TRANCHE

      -----------------------------------------------------------------------------------------------------
      CDR                 0.00%       3.00%       3.00%       4.00%       4.00%       4.00%       4.00%
      -----------------------------------------------------------------------------------------------------
      CPR                   0%          5%         5%           5%          5%         10%         10%
      -----------------------------------------------------------------------------------------------------
      CPY                   0%         100%       100%         100%        100%        100%        100%
      -----------------------------------------------------------------------------------------------------
      CDR MONTHS DELAY      0           12         24           12          24          12          24
      -----------------------------------------------------------------------------------------------------
      RECOVERY DELAY        0           12         12           12          12          12          12
      -----------------------------------------------------------------------------------------------------
      LOSS SEVERITY         0%         35%         35%         35%         35%         35%         35%
      -----------------------------------------------------------------------------------------------------
      EXT MTHS              0           0           0           0           0           0           0
      -----------------------------------------------------------------------------------------------------
      EXT %                 0%          0%         0%           0%          0%          0%          0%

      WAL                 6.632       6.200       6.200       6.200       6.200       6.058        6.20
      PRINCIPAL WINDOW 09/12-03/13 06/12-06/12 06/12-06/12 06/12-06/12 06/12-06/12 10/11-06/12 06/12-06/12
      WINDOW IN MONTHS    78-84       75-75       75-75       75-75       75-75       67-75       75-75
      YIELD               5.545       5.536       5.536       5.536       5.536       5.536       5.534

                       ------------------------------------
                                      B/E CDR      B/E CDR
      -----------------------------------------------------
      CDR                  5.00%       5.70%       4.50%
      -----------------------------------------------------
      CPR                    5%         5%          10%
      -----------------------------------------------------
      CPY                   100%       100%         100%
      -----------------------------------------------------
      CDR MONTHS DELAY       12         12           12
      -----------------------------------------------------
      RECOVERY DELAY         12         12           12
      -----------------------------------------------------
      LOSS SEVERITY         35%         35%         35%
      -----------------------------------------------------
      EXT MTHS               0           0           0
      -----------------------------------------------------
      EXT %                  0%         0%           0%

      WAL                  6.065       5.856       5.910
      PRINCIPAL WINDOW  10/11-06/12 05/11-06/12 06/11-06/12
      WINDOW IN MONTHS     67-75       62-75       63-75
      YIELD                5.536       5.536       5.540

$50MM TRANCHE

      Assumed Price         100.54747         S+30

                                                                                           -----------------------------------------
                                                                                                               B/E CDR     B/E CDR

      -----------------------------------------------------------------------------------------------------------------------------
      CDR                  0.00%       3.00%       3.00%       4.00%        4.00%       4.00%       4.00%       6.90%       5.80%
      -----------------------------------------------------------------------------------------------------------------------------
      CPR                    0%          5%         5%           5%           5%         10%         10%          5%         10%
      -----------------------------------------------------------------------------------------------------------------------------
      CPY                    0%         100%       100%         100%         100%        100%        100%        100%       100%
      -----------------------------------------------------------------------------------------------------------------------------
      CDR MONTHS DELAY       0           12         24           12           24          12          24          12         12
      -----------------------------------------------------------------------------------------------------------------------------
      RECOVERY DELAY         0           12         12           12           12          12          12          12         12
      -----------------------------------------------------------------------------------------------------------------------------
      LOSS SEVERITY          0%         35%         35%         35%          35%         35%         35%         35%         35%
      -----------------------------------------------------------------------------------------------------------------------------
      EXT MTHS               0           0           0           0            0           0           0           0           0
      -----------------------------------------------------------------------------------------------------------------------------
      EXT %                  0%          0%         0%           0%           0%          0%          0%          0%         0%
      -----------------------------------------------------------------------------------------------------------------------------

      WAL                  6.685       6.200       6.200       6.200        6.200       6.200        6.20       5.576       5.603
      PRINCIPAL WINDOW  10/12-03/13 06/12-06/12 06/12-06/12 06/12-06/12  06/12-06/12 06/12-06/12 06/12-06/12 05/11-06/12 05/11-06/12
      WINDOW IN MONTHS     79-84       75-75       75-75       75-75        75-75       75-75       75-75       62-75       62-75
      YIELD                5.545       5.535       5.535       5.535        5.535       5.533       5.533       5.534       5.544

$25MM TRANCHE

      Assumed Price                        100.55449         S+30

      -------------------------------------------------------------------------------------------------------------
      CDR                   0.00%        3.00%        3.00%        4.00%        4.00%        4.00%        4.00%
      -------------------------------------------------------------------------------------------------------------
      CPR                     0%           5%          5%            5%           5%          10%          10%
      -------------------------------------------------------------------------------------------------------------
      CPY                     0%          100%        100%          100%         100%         100%         100%
      -------------------------------------------------------------------------------------------------------------
      CDR MONTHS DELAY        0            12          24            12           24           12           24
      -------------------------------------------------------------------------------------------------------------
      RECOVERY DELAY          0            12          12            12           12           12           12
      -------------------------------------------------------------------------------------------------------------
      LOSS SEVERITY           0%          35%          35%          35%          35%          35%          35%
      -------------------------------------------------------------------------------------------------------------
      EXT MTHS                0            0            0            0            0            0            0
      -------------------------------------------------------------------------------------------------------------
      EXT %                   0%           0%          0%            0%           0%           0%           0%
      -------------------------------------------------------------------------------------------------------------

      WAL                   6.836        6.200        6.200        6.200        6.200        6.200         6.20
      PRINCIPAL WINDOW   10/12-03/13  06/12-06/12  06/12-06/12  06/12-06/12  06/12-06/12  06/12-06/12  06/12-06/12
      WINDOW IN MONTHS      79-84        75-75        75-75        75-75        75-75        75-75        75-75
      YIELD                 5.547        5.534        5.534        5.534        5.534        5.532        5.532

                          --------------------------------------
                                         B/E CDR         B/E CDR
      ----------------------------------------------------------
      CDR                    7.70%        8.10%       7.00%
      ----------------------------------------------------------
      CPR                      5%          5%          10%
      ----------------------------------------------------------
      CPY                     100%        100%         100%
      ----------------------------------------------------------
      CDR MONTHS DELAY         12          12           12
      ----------------------------------------------------------
      RECOVERY DELAY           12          12           12
      ----------------------------------------------------------
      LOSS SEVERITY           35%          35%         35%
      ----------------------------------------------------------
      EXT MTHS                 0            0           0
      ----------------------------------------------------------
      EXT %                    0%          0%           0%
      ----------------------------------------------------------

      WAL                    5.440        5.305       5.310
      PRINCIPAL WINDOW    07/11-10/11  05/11-10/11 05/11-10/11
      WINDOW IN MONTHS       64-67        62-67       62-67
      YIELD                  5.528        5.528       5.542